UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  March 2, 2007
                                                    (February 19, 2007)

                        Devine Entertainment Corporation
             (Exact name of registrant as specified in its charter)

  Ontario, Canada                  000-51168                   Not Applicable
 (State or other                  (Commission                   (IRS Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)

     Suite 504, 2 Berkeley Street
      Toronto, Ontario, Canada                                    M5A 2W3
(Address of principal executive offices)                       (Postal Code)

                                 (416) 364-2282
               Registrant's telephone number, including area code

      Item 4.01 Changes in Registrant's Certifying Accountant.

      On February 19, 2007, Devine Entertainment Corporation (the "Company") dismissed Kraft Berger LLP as its independent accounting firm. The reports of Kraft Berger LLP on the Company's financial statements for the years 2004 and 2005 neither contained an adverse opinion or disclaimer of opinion nor were modified as to uncertainty, audit scope or accounting principles. The decision to change the Company's independent accounting firm was approved by the Company's board of directors. During the Company's engagement of Kraft Berger LLP, there were no disagreements with Kraft Berger LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements, if not resolved to the satisfaction of Kraft Berger LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements.

      The Company has provided Kraft Berger LLP with a copy of the disclosure set forth herein and requested that Kraft Berger LLP furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether Kraft Berger LLP agrees with such disclosure. A copy of the letter from Kraft Berger LLP to the United States Securities and Exchange Commission is attached as Exhibit 16.1 to this Report on Form 8-K.

      On February 19, 2007, the Company engaged Mintz & Partners LLP to serve as the Company's independent accounting firm.

      Item 9.01 Exhibits

      (c) Exhibits

      16.1 -- Letter from Kraft Berger LLP to the United States Securities and Exchange Commission

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Devine Entertainment Corporation

Date: March 2, 2007

                                                By: /s/ David Devine
                                                    ---------------------
                                                    Name:  David Devine
                                                    Title: President

                                  EXHIBIT INDEX

Exhibit
Number      Description of Document
-------     -----------------------

16.1        Letter of Kraft Berger LLP dated February 20, 2007